SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. __)

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[ ]	Definitive Proxy Statement

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[X]	Soliciting Material Pursuant to Sec. 240.14a-12

FRANKLIN LIMITED DURATION INCOME TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Franklin Templeton Investments One Franklin Parkway San Mateo, CA 94403-1906 tel (800) 632-2301 franklintempleton.com

August 3, 2018

Dear Valued Shareholder:

As always, we are thankful for the trust and confidence you continue to put into Franklin Templeton Investments to manage your assets. As a shareholder of our funds, you are an important part of the decisions made in the funds in which you invest. For example, shareholder approval is needed for any “significant” changes to the funds. As a shareholder in the Franklin Limited Duration Income Trust (the “Fund”), we are requesting your vote on important matters about the future of the fund. On July 9, 2018, we mailed you a notice and other information about the election of two trustees and the amendment to several fundamental investment restrictions. The Board of Trustees of the Fund approved these changes as they believe it is in the best interest of shareholders. However, to move forward, the Fund must receive a substantial number of shareholder votes “FOR” the proposals.

The meeting to vote on the reorganization of the Fund is scheduled for September 4, 2018; therefore, we need your vote as soon as possible. Knowing your schedule is busy, we’d like to make casting your vote as easy as possible.

Important information you should read about the meeting and the proposals to elect two trustees and the amendment to several fundamental investment restrictions can be found in the proxy statement we mailed you, or for free online at: www.proxyonline.com/docs/FT2018.pdf, and on the SEC’s website (www.sec.gov).

You can cast your vote in one of three easy ways:

•	Complete and return the enclosed proxy voting card.
•	Call the number on the proxy voting card. Please have the enclosed proxy voting card available.
•	Visit the website indicated on the enclosed proxy voting card.

If you have any questions about this proposal, please contact your financial advisor or AST Fund Solutions, the Fund’s proxy solicitor, at (800) 431-9642 Extension 12 between the hours of 9:00 a.m. and 10:00 p.m. Eastern Time, Monday through Friday.

Thank you in advance for your vote. We appreciate your assistance as we continue to manage your hard-earned assets at Franklin Templeton Investments.

Sincerely,

Karen L. Skidmore

Vice President and Secretary

Franklin Funds - Franklin Limited Duration Income Trust

LDIT -12778-O2

Not FDIC Insured | May Lose Value | No Bank Guarantee

Franklin Templeton Investments One Franklin Parkway San Mateo, CA 94403-1906 tel (800) 632-2301 franklintempleton.com

August 3, 2018

Dear Valued Shareholder:

As always, we are thankful for the trust and confidence you continue to put into Franklin Templeton Investments to manage your assets. As a shareholder of our funds, you are an important part of the decisions made in the funds in which you invest. For example, shareholder approval is needed for any “significant” changes to the funds. As a shareholder in the Franklin Limited Duration Income Trust (the “Fund”), we are requesting your vote on important matters about the future of the fund. On July 9, 2018, we mailed you a notice and other information about the election of two trustees and the amendment to several fundamental investment restrictions. The Board of Trustees of the Fund approved these changes as they believe it is in the best interest of shareholders. However, to move forward, the Fund must receive a substantial number of shareholder votes “FOR” the proposals.

The meeting to vote on the reorganization of the Fund is scheduled for September 4, 2018; therefore, we need your vote as soon as possible. Knowing your schedule is busy, we’d like to make casting your vote as easy as possible.

Important information you should read about the meeting and the proposals to elect two trustees and the amendment to several fundamental investment restrictions can be found in the proxy statement we mailed you, or for free online at: www.proxyonline.com/docs/FT2018.pdf, and on the SEC’s website (www.sec.gov).

You can cast your vote in one of three easy ways:

•	Complete and return the enclosed proxy voting card.
•	Call (800) 431-9642. Please have the enclosed proxy voting card available.
•	Visit the website indicated on the enclosed proxy voting card.

If you have any questions about this proposal, please contact your financial advisor or AST Fund Solutions, the Fund’s proxy solicitor, at (800) 431-9642 between the hours of 9:00 a.m. and 10:00 p.m. Eastern Time, Monday through Friday.

Thank you in advance for your vote. We appreciate your assistance as we continue to manage your hard-earned assets at Franklin Templeton Investments.

Sincerely,

Karen L. Skidmore

Vice President and Secretary

Franklin Funds - Franklin Limited Duration Income Trust

LDIT-R2-12778

Not FDIC Insured | May Lose Value | No Bank Guarantee